JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 22 to the Schedule 13D originally filed on September 15, 2003 (including additional amendments thereto) with respect to the shares of Common Stock, par value $.40 per share, of CPI Corp.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 16, 2009

RCG PB, Ltd		RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
By:	Ramius Advisors, LLC,	By:	RGC Starboard Advisors, LLC,
	its investment advisor		its investment manager

RAMIUS MULTI-STRATEGY MASTER FUND LTD		RAMIUS ENTERPRISE MASTER FUND LTD
By:	Ramius Advisors, LLC,	By:	Ramius Advisors, LLC,
	its investment advisor		its investment advisor

RAMIUS ADVISORS, LLC		RCG STARBOARD ADVISORS, LLC
By:	Ramius LLC,	By:	Ramius LLC,
	its sole member		its sole member

RCG HOLDINGS LLC		RAMIUS LLC
By:	C4S & CO., L.L.C.	By:	Cowen Group, Inc.
	its managing member		its sole member

COWEN GROUP, INC.

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
Jeffrey M. Solomon, individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss

The Powers of Attorney authorizing certain persons to sign and file this Schedule 13D on behalf of certain Reporting Persons were previously filed as exhibits to the Schedule 13D.